SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED December 21, 1993 (To Prospectus dated August 31, 1993)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                          Seller and Master Servicer



              Mortgage Pass-Through Certificates, Series 1993-12



The Class A-5 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.



                                    The Class A-5 Certificates

o This supplement relates to the offering of the Class A-5 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-5 certificates. Additional information is contained in the prospectus supplement dated December 21, 1993 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 31, 1993. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the April 25, 2000, the class certificate balance of the Class A-5 certificates was approximately $31,710,494.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 30, 2000

                               THE MORTGAGE POOL

     As of April 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 1,239 Mortgage Loans having an aggregate Stated Principal Balance of approximately $362,159,298.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                       As of
                                                                  April 1, 2000
Total Number of Mortgage Loans.................................      1,239
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days............................................      0.40%
         60-90 days............................................      0.00%
         91 days or more (excluding pending foreclosures)......      0.08%
                                                                     -----
         Total Delinquencies...................................      0.48%
                                                                     =====
Foreclosures Pending...........................................      0.00%
                                                                     -----
Total Delinquencies and foreclosures pending...................      0.48%
                                                                     =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation) will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $16.801 billion at February 29, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                       At February 28, (29),
                                                   ---------------------------------------------------------------
                                                       1997            1998            1999             2000
                                                       ----            ----            ----             ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................       0.65%         1.08%           1.03%            1.37%
         60-89 days..............................       0.15          0.16            0.18              .022
         90 days or more (excluding pending
              foreclosures)......................       0.16          0.16            0.12             0.16
                                                        ----          ----            ----             ----
         Total of delinquencies..................       0.96%         1.40%           1.33%            1.73
                                                        ====          ====            ====             ====
Foreclosures pending.............................       0.17%         0.17%           0.14%            0.36
                                                        ====          ====            ====             ====
Total delinquencies and foreclosures pending.....       1.13%         1.57%           1.47%            1.99
                                                        ====          ====            ====             ====
Net Gains/(Losses) on liquidated loans (1) ......  ($2,812,000)   ($2,662,000)    ($3,704,605)     (3,076,240)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................      (0.032)%      (0.024)%        (0.028)%         (0.0017)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.033)%      (0.027)%        (0.028)%         (0.0018)%
-----------------


(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000.


                                                                    At February 28, (29),
                                                   ---------------------------------------------------------
                                                       1997            1998           1999         2000
                                                       ----            ----           ----         ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%
         60-89 days..............................      0.52           0.58            0.21          0.25
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32
                                                       ----           ----            ----          ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%
                                                       ====           ====            ====          ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%
                                                       ====           ====            ====          ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%
                                                       ====           ====            ====          ====


--------------
(1) Including loans subserviced for others.



                   DESCRIPTION OF THE CLASS A-5 CERTIFICATES

     The Class A-5 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-5 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

     As of April 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-5 Certificates was approximately $31,710,493, evidencing a beneficial ownership interest of approximately 8.76% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $334,711,513 and evidenced in the aggregate a beneficial ownership interest of approximately 92.42% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $27,447,787, and evidenced in the aggregate a beneficial ownership interest of approximately 7.58% in the Trust Fund. For additional information with respect to the Class A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2000 monthly statement that has been furnished to Certificateholders of record for the related Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Tables" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


   Principal Balance      Mortgage Rate    Net Mortgage Rate      Original Term to      Remaining Term
   -----------------      -------------    -----------------
                                (%)               (%)              Maturity (in          to Maturity
                                ---               ---
                                                                     months)               (months)
                                                                     -------              ---------
$  2,162,671.81                 6.250              5.9987500                   360                   279
$142,706,262.26                 6.750              6.4987500                   360                   270
$ 61,872,340.76                 6.875              6.6237500                   360                   272
$  1,386,082.99                 6.875              6.6237500                   240                   154
$ 31,701,122.92                 7.000              6.7487500                   360                   275
$ 44,755,142.26                 7.125              6.8737500                   360                   270
$ 47,298,453.00                 7.250              6.9987500                   360                   272
$ 11,400,732.54                 7.375              7.1237500                   360                   274
$  9,935,314.28                 7.500              7.2487500                   360                   274
$  2,425,935.78                 7.625              7.3737500                   360                   275
$  3,529,111.46                 7.750              7.4987500                   360                   274
$  2,080,237.20                 7.875              7.6237500                   360                   280
$    605,272.37                 8.000              7.7487500                   360                   283
$    300,618.54                 8.250              7.9987500                   360                   276


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-5 Certificates is $37,710,494, (ix) interest accrues on the Class A-5 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the settlement date for the Class A-5 Certificates is May 30, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% SPA assumes prepayment rates will be 0.70% per annum in month one, 1.4% per annum in month two, and increasing by 0.70% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that all of the Mortgage Loans will have the characteristics assumed, or the Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Revised Structuring Assumptions.

                         Percent of Class Certificate
                             Balance Outstanding*

              Distribution Date      0%   150%   350%   500%   600%
           ---------------------   ---    ---    ---    ---    ---
           May 30, 2000 ........    66     63     59     55     52
           May 25, 2001 ........    59     23      0      0      0
           May 25, 2002 ........    51      0      0      0      0
           May 25, 2003 ........    43      0      0      0      0
           May 25, 2004 ........    34      0      0      0      0
           May 25, 2005 ........    24      0      0      0      0
           May 25, 2006 ........    14      0      0      0      0
           May 25, 2007 ........     3      0      0      0      0
           May 25, 2008 ........     0      0      0      0      0
           May 25, 2009 ........     0      0      0      0      0
           May 25, 2010 ........     0      0      0      0      0
           May 25, 2011 ........     0      0      0      0      0
           May 25, 2012 ........     0      0      0      0      0
           May 25, 2013 ........     0      0      0      0      0
           May 25, 2014 ........     0      0      0      0      0
           May 25, 2015 ........     0      0      0      0      0
           May 25, 2016 ........     0      0      0      0      0
           May 25, 2017 ........     0      0      0      0      0
           May 25, 2018 ........     0      0      0      0      0
           May 25, 2019 ........     0      0      0      0      0
           May 25, 2020 ........     0      0      0      0      0
           May 25, 2021 ........     0      0      0      0      0
           May 25, 2022 ........     0      0      0      0      0
           May 25, 2023 ........     0      0      0      0      0
                                   ---    ---    ---    ---    ---
           Weighted Average Life
           (years) ** ..........   4.0    0.8    0.4    0.2    0.2

                                                               ---
           *  Rounded to the nearest whole percentage.
           ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,817,745 and $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-5 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-5 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-5 Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-5 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A-5 Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-5 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-5 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-5 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1
-------------------------------------------------------------------------------
                               Mortgage Rates(1)
-------------------------------------------------------------------------------
  Mortgage Rates (%)       Number of      Aggregate Principal       Percent of
                       Mortgage Loans   Balance Outstanding     Mortgage Pool
-------------------------------------------------------------------------------
6.250                               6            $2,162,671.81            0.60%
6.750                             494           142,706,262.26           39.40%
6.875                             219            63,258,423.75           17.47%
7.000                             107            31,701,122.92            8.75%
7.125                             146            44,755,142.26           12.36%
7.250                             163            47,298,453.00           13.06%
7.375                              40            11,400,732.54            3.15%
7.500                              33             9,935,314.28            2.74%
7.625                              10             2,425,935.78            0.67%
7.750                              11             3,529,111.46            0.97%
7.875                               8             2,080,237.20            0.57%
8.000                               1               605,272.37            0.17%
8.250                               1               300,618.54            0.08%
-------------------------------------------------------------------------------
                 Total          1,239          $362,159,298.17          100.00%
===============================================================================
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 6.968%.

                    Current Mortgage Loan Principal Balances(1)
-------------------------------------------------------------------------------
Current Mortgage Loan      Number of       Aggregate Principal      Percent of
  Principal Balance      Mortgage Loans   Balance Outstanding     Mortgage Pool
-------------------------------------------------------------------------------
$0--$50,000                           5                  $0.00            0.00%
$50,001-- $100,000                    8             718,100.67            0.20%
$100,001--$150,000                   16           1,896,704.83            0.52%
$150,001--$200,000                  122          22,889,441.30            6.32%
$200,001--$250,000                  407          91,161,569.79           25.17%
$250,001--$300,000                  258          70,732,725.76           19.53%
$300,001--$350,000                  147          47,529,562.22           13.12%
$350,001--$400,000                   99          36,674,936.86           10.13%
$400,001--$450,000                   53          22,406,348.30            6.19%
$450,001--$500,000                   48          22,740,447.18            6.28%
$500,001--$550,000                   30          15,860,591.76            4.38%
$550,001--$600,000                   25          14,334,873.37            3.96%
$600,001--$650,000                    7           4,324,782.24            1.19%
$650,001--$750,000                    5           3,436,238.12            0.95%
$750,001--$1,000,000                  9           7,452,975.77            2.06%
-------------------------------------------------------------------------------
                   Total          1,239        $362,159,298.17          100.00%
===============================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $292,299.68.

                         Original Loan-To-Value Ratios(1)

  Original Loan-To-Value     Number of      Aggregate Principal     Percent of
        Ratios (%)         Mortgage Loans   Balance Outstanding    Mortgage Pool
--------------------------------------------------------------------------------
50.00 and below                        88        $27,771,822.83            7.67%
 50.01 to 55.00                        42         12,989,104.73            3.59%
 55.01 to 60.00                        81         25,010,592.39            6.91%
 60.01 to 65.00                       104         32,019,682.65            8.84%
 65.01 to 70.00                       161         48,722,957.75           13.45%
 70.01 to 75.00                       181         56,058,651.59           15.48%
 75.01 to 80.00                       433        123,633,576.42           34.14%
 80.01 to 85.00                        15          4,041,393.01            1.12%
 85.01 to 90.00                       134         31,911,516.80            8.81%
--------------------------------------------------------------------------------
                     Total          1,239       $362,159,298.17          100.00%
================================================================================
(1) The weighted average original Loan-To-Value Ratio of the Mortgage Loans is approximately 70.81%.

                   State Distribution of Mortgage Properties(1)

         State              Number of      Aggregate Principal     Percent of
                          Mortgage Loans   Balance Outstanding    Mortgage Pool
-------------------------------------------------------------------------------
California                           799       $239,546,845.80           66.14%
Hawaii                                25          9,234,870.01            2.55%
Massachusetts                         35          9,414,976.64            2.60%
New York                              27          7,830,794.90            2.16%
Washington                            40         11,593,966.38            3.20%
Other (less than 2%)                 313         84,537,844.44           23.34%
-------------------------------------------------------------------------------
                    Total          1,239       $362,159,298.17          100.00%
===============================================================================
(1) Other includes 32 other states and the District of Columbia with under 2% concentration individually.

                             Purpose of Mortgage Loans

       Loan Purpose          Number of      Aggregate Principal     Percent of
                           Mortgage Loans   Balance Outstanding    Mortgage Pool
--------------------------------------------------------------------------------
Purchase                              419       $118,620,749.70           32.75%
Refinance (rate/term)                 691        207,484,064.87           57.29%
Refinance (cash out)                  129         36,054,483.60            9.96%
--------------------------------------------------------------------------------
                     Total          1,239       $362,159,298.17          100.00%
================================================================================

                             Remaining Terms to Maturity(1)

Remaining Term to Maturity     Number of      Aggregate Principal   Percent of
         (Months)               Mortgage      Balance Outstanding  Mortgage Pool
                                   Loans
--------------------------------------------------------------------------------
285-270                               923         $281,806,783.11         77.81%
269-250                               135           36,615,150.49         10.11%
249-230                                65           17,204,482.50          4.75%
229-210                                34            8,077,195.47          2.23%
209-190                                32            7,880,714.36          2.18%
189-160                                26            6,885,748.08          1.90%
159-100                                13            2,943,783.02          0.81%
99-0                                   11              745,441.14          0.21%
--------------------------------------------------------------------------------
                       Total        1,239         $362,159,298.17        100.00%
================================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 271 months.

                        Documentation Program for Mortgage Loans

  Type of Program            Number of     Aggregate Principal       Percent of
                              Mortgage     Balance Outstanding     Mortgage Pool
                               Loans
--------------------------------------------------------------------------------
Full                               552         $162,106,951.47           44.76%
Alternative                        613          182,563,598.05           50.41%
Reduced                             45            9,437,529.51            2.61%
Streamlined                         29            8,051,219.14            2.22%
--------------------------------------------------------------------------------
                    Total        1,239         $362,159,298.17          100.00%
================================================================================

                              Types of Mortgaged Properties

    Property Type             Number of     Aggregate Principal       Percent of
                              Mortgage     Balance Outstanding     Mortgage Pool
                               Loans
--------------------------------------------------------------------------------
Single Family                     1,003         $293,346,939.79           81.00%
Condominium                          24            6,990,486.37            1.93%
Two-to Four-Family                    2              464,195.10            0.13%
Planned Unit Development            210           61,357,676.91           16.94%
(PUD)
--------------------------------------------------------------------------------
                     Total        1,239         $362,159,298.17          100.00%
================================================================================

                                    Occupancy Types(1)

Occupancy Type      Aggregate Number    Aggregate Principal        Percent of
                   of Mortgage Loans    Balance Outstanding      Mortgage Pool
-------------------------------------------------------------------------------
Primary Residence              1,226        $357,944,205.07             98.84%
Second Residence                  13           4,215,093.10              1.16%
 ------------------------------------------------------------------------------
            Total              1,239        $362,159,298.17            100.00%
===============================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.

                                   EXHIBIT 2



 THE
BANK OF
 NEW
YORK

101 Barclay Street
New York, NY  102286
Attn:  Courtney Bartholomew
212-815-5795




                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                  SERIES 1993-12

                                  Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------
                                                                        Pass
                          Class       Certificate     Beginning        Through      Principal       Interest            Total
 Class      Cusip      Description    Rate Type        Balance         Rate (%)    Distribution   Distribution      Distribution
---------------------------------------------------------------------------------------------------------------------------------
Al        126690LD6     Senior         Fix-30/360             0.00     5.500000          0.00            0.00               0.00
A2        126690LE4     Senior         Fix-30/360    16,756,095.07     6.000000    469,536.17       83,780.48         553,316.65
A3        126690LF1     Senior         Fix-30/360             0.00     6.000000          0.00            0.00               0.00
A4        126690LG9     Senior         Fix-30/360             0.00     5.850000          0.00            0.00               0.00
A5        126690LH7     Senior         Fix-30/360    32,624,696.80     6.000000    914,203.17      163,123.48       1,077,326.65
A6        126690LJ3     Senior         Fix-30/360    55,915,000.00     6.300000          0.00      293,553.75         293,553.75
A7        126690LK0     Senior         Fix-30/360    81,405,000.00     6.450000          0.00      437,551.87         437,551.87
A8        126690LL8     Senior         Fix-30/360    26,644,734.90     9.000000    364,141.93      199,835.51         563,977.44
A9        126690LM6     Senior         Fix-30/360    54,627,000.00     6.625000          0.00      301,586.56         301,586.56
A10       126690LN4     Senior         Fix-30/360    41,715,000.00     6.625000          0.00      230,301.56         230,301.56
A11       126690LP9     Senior         Fix-30/360    23,836,000.00     6.625000          0.00      131,594.58         131,594.58
PO        126690LQ7     Strip PO       Fix-30/360     2,956,681.82     0.000000     20,814.44            0.00          20,814.44
X         126690LR5     Strip 10       Fix-30/360   154,682,117.02     0.341978          0.00       44,081.61          44,081.61
AR        126690LS3     Senior         Fix-30/360             0.00     6.625000          0.00            0.00               0.00
---------------------------------------------------------------------------------------------------------------------------------

M         126690LX2     Mezzanine      Fix-30/360     8,350,866.19     6.625000     24,855.13       46,103.74          70,958.88
B1                                                    9,370,797.60     6.625000     27,890.81       51,734.61          79,625.43
Bl-1      126690LT1     Junior         Fix-30/360     7,496,759.12     6.625000     22,313.01       41,388.36          63,701.37
Bl -2     126690LT1     Junior         Fix-30/360     1,874,038.48     6.625000      5,577.80       10,346.25          15,924.06
B2        126690LU8     Junior         Fix-30/360     2,087,547.32     6.625000      6,213.28       11,525.00          17,738.28
B3                                                            0.00     0.000000          0.00            0.00               0.00
B3-1      12669OLV6     Junior         Fix-30/360             0.00     6.625000          0.00            0.00               0.00
B3-2      126690LV6     Junior         Fix-30/360             0.00     6.625000          0.00            0.00               0.00
B3-3      126690LV6     Junior         Fix-30/360             0.00     6.625000          0.00            0.00               0.00
B4        126690LW4     Junior         Fix-30/360     1,320,528.58     6.625000      3,930.36        7,290.42          11,220.78
B5        126690PB6     Junior         Fix-30/360     3,169,268.97     6.625000      9,432.87       17,497.01          26,929.87
B6        126690PC4     Junior         Fix-30/360     1,584,634.52     6.625000      4,716.43        8,748.50          13,464.94
B7        I26690PD2     Junior         Fix-30/360     1,646,082.38     6.625000      4,899.32        9,087.75          13,987.07
---------------------------------------------------------------------------------------------------------------------------------
Totals                                              364,009,934.15               1,850,633.91    2,037,396.43       3,888,030.36
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
               Current                          Cumulative
              Realized                           Realized
 Class         Losses     Ending Balance          Losses
------------------------------------------------------------
Al              0.00                 0.00          0.00
A2              0.00        16,286,558.90          0.00
A3              0.00                 0.00          0.00
A4              0.00                 0.00          0.00
A5              0.00        31,710,493.63          0.00
A6              0.00        55,915,000.00          0.00
A7              0.00        81,405,000.00          0.00
A8              0.00        26,280,592.97          0.00
A9              0.00        54,627,000.00          0.00
A10             0.00        41,715,000.00          0.00
A11             0.00        23,836,000.00          0.00
PO              0.00         2,935,867.38          0.00
X               0.00       154,031,940.35          0.00
AR              0.00                 0.00          0.00
------------------------------------------------------------
M               0.00         8,326,011.06          0.00
B1              0.00         9,342,906.79          0.00
Bl-1            0.00         7,474,446.11          0.00
Bl -2           0.00         1,868,460.68          0.00
B2              0.00         2,081,334.04          0.00
B3              0.00                 0.00          0.00
B3-1            0.00                 0.00          0.00
B3-2            0.00                 0.00          0.00
B3-3            0.00                 0.00          0.00
B4              0.00         1,316,598.22          0.00
B5              0.00         3,159,836.10          0.00
B6              0.00         1,579,918.08          0.00
B7              0.001        1,641,183.05    171,869.89
------------------------------------------------------------
Totals          0.00       362,159,300.22    171,869.89
------------------------------------------------------------







                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                  SERIES 1993-12

                                           Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------
                             Original         Beginning        Scheduled                    Unscheduled        Net
                            Certificate      Certificate       Principal       Accretion     Principal      Principal
  Class        Cusip          Balance          Balance        Distribution     Principal    Adjustments   Distribution
-----------------------------------------------------------------------------------------------------------------------
Al         126690LD6        84,246,000.00             0.00            0.00       0.00          0.00             0.00
A2         126690LE4        39,729,000.00    16,756,095.07      469,536.17       0.00          0.00       469,536.17
A3         126690LFI        25,024,000.00             0.00            0.00       0.00          0.00             0.00
A4         126690LG9        19,864,000.00             0.00            0.00       0.00          0.00             0.00
A5         126690LH7        47,274,000.00    32,624,696.80      914,203.17       0.00          0.00       914,203.17
A6         126690LJ3        55,915,000.00    55,915,000.00            0.00       0.00          0.00             0.00
A7         126690LKO        81,405,000.00    81,405,000.00            0.00       0.00          0.00             0.00
A8         126690LL8        89,518,516.00    26,644,734.90      364,141.93       0.00          0.00       364,141.93
A9         126690LM6        54,627,000.00    54,627,000.00            0.00       0.00          0.00             0.00
Al 0       126690LN4        41,715,000.00    41,715,000.00            0.00       0.00          0.00             0.00
Al 1       126690LP9        23,836,000.00    23,836,000.00            0.00       0.00          0.00             0.00
PO         126690LQ7         4,458,588.00     2,956,681.82       20,814.44       0.00          0.00        20,814.44
X          126690LR5       279,944,151.15   154,682,117.02            0.00       0.00          0.00             0.00
AR         126690LS3             1,000.00             0.00            0.00       0.00          0.00             0.00
-------------------------------------------------------------------------------------------------------------------------
M          126690LX2         8,911,594.00     8,350,866.19       24,855.13       0.00          0.00        24,855.13
Bl                          10,000,000.00     9,370,797.60       27,890.81       0.00          0.00        27,890.81
Bl-1       126690LTI         8,000,137.00     7,496,759.12       22,313.01       0.00          0.00        22,313.01
Bl-2       126690LTI         1,999,863.00     1,874,038.48        5,577.80       0.00          0.00         5,577.80
B2         126690LU8         2,227,707.00     2,087,547.32        6,213.28       0.00          0.00         6,213.28
B3                           1,415,587.00             0.00            0.00       0.00          0.00             0.00
B3-1       126690LV6         1,061,691.00             0.00            0.00       0.00          0.00             0.00
B3-2       126690LV6           265,422.00             0.00            0.00       0.00          0.00             0.00
B3-3       126690LV6            88,474.00             0.00            0.00       0.00          0.00             0.00
B4         126690LW4         1,409,190.00     1,320,528.58        3,930.36       0.00          0.00         3,930.36
B5         126690PB6         3,594,394.00     3,169,268.97        9,432.87       0.00          0.00         9,432.87
B6         126690PC4         1,797,197.00     1,584,634.52        4,716.43       0.00          0.00         4,716.43
B7         126690PD2         2,096,729.15     1,646,082.38        4,899.32       0.00          0.00         4,899,32
-------------------------------------------------------------------------------------------------------------------------
Totals                     599,065,502.15   364,009,934.15    1,850,633.91       0.00          0.00     1,850,633.91
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
             Current       Ending           Ending
            Realized    Certificate      Certificate
             Losses       Balance           Factor
-------------------------------------------------------
Al           0.00               0.00    0.00000000000
A2           0.00      16,286,558.90    0.40994132494
A3           0.00               0.00    0.00000000000
A4           0.00               0.00    0.00000000000
A5           0.00      31,710,493.63    0.67078084425
A6           0.00      55,915,000.00    1.00000000000
A7           0.00      81,405,000.00    1.00000000000
A8           0.00      26,280,592.97    0.29357717421
A9           0.00      54,627,000.00    1.00000000000
Al 0         0.00      41,715,000.00    1.00000000000
Al 1         0.00      23,836,000.00    1.00000000000
PO           0.00       2,935,867.38    0.65847469597
X            0.00     154,031,940.35    0.55022382042
AR           0.00               0.00    0.00000000000
------------------------------------------------------
M            0.00       8,326,011.06    0.93428976405
Bl           0.00       9,342,906.79    0.93429067900
Bl-1         0.00       7,474,446.11    0.93428976405
Bl-2         0.00       1,868,460.68    0.93429433961
B2           0.00       2,081,334.04    0.93429433961
B3           0.00               0.00    0.00000000000
B3-1         0.00               0.00    0.00000000000
B3-2         0.00               0.00    0.00000000000
B3-3         0.00               0.00    0.00000000000
B4           0.00       1,316,598.22    0.93429432432
B5           0.00       3,159,836.10    0.87910120649
B6           0.00       1,579,918.08    0.87910122437
B7           0.00       1,641,183.05    0.78273488560
------------------------------------------------------
Totals       0.00     362,159,300.22
------------------------------------------------------








                                                     CWMBS INC
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                                  SERIES 1993-12

                                           Interest Distribution Detail


---------------------------------------------------------------------------------------------------------------------------------

                                                                   Accrued
                        Beginning          Pass Through Rate       Optimal          Cumulative         Deferred         Total
    Class          Certificate Balance             (%)             Interest       Unpaid Interest      Interest     Interest Due
---------------------------------------------------------------------------------------------------------------------------------
A1                             0.00              5.500000                0.00          0.00              0.00             0.00
A2                    16,756,095.07              6.000000           83,780.48          0.00              0.00        83,780.48
A3                             0.00              6.000000                0.00          0.00              0.00             0.00
A4                             0.00              5.850000                0.00          0.00              0.00             0.00
A5                    32,624,696.80              6.000000          163,123.48          0.00              0.00       163,123.48
A6                    55,915,000.00              6.300000          293,553.75          0.00              0.00       293,553.75
A7                    81,405,000.00              6.450000          437,551.87          0.00              0.00       437,551.87
A8                    26,644,734.90              9.000000          199,835.51          0.00              0.00       199,835.51
A9                    54,627,000.00              6.625000          301,586.56          0.00              0.00       301,586.56
A10                   41,715,000.00              6.625000          230,301.56          0.00              0.00       230,301.56
A11                   23,836,000.00              6.625000          131,594.58          0.00              0.00       131,594.58
PO                     2,956,681.82              0.000000                0.00          0.00              0.00             0.00
X                    154,682,117.02              0.341978           44,081.61          0.00              0.00        44,081.61
AR                             0.00              6.625000                0.00          0.00              0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------
M                      8,350,866.19              6.625000           46,103.74          0.00              0.00        46,103.74
Bl                     9,370,797.60              6.625000           51,734.61          0.00              0.00        51,734.61
Bl-1                   7,496,759.12              6.625000           41,388.36          0.00              0.00        41,388.36
Bl-2                   1,874,038.48              6.625000           10,346.25          0.00              0.00        10,346.25
B2                     2,087,547.32              6.625000           11,525.00          0.00              0.00        11,525.00
B3                             0.00              0.000000                0.00          0.00              0.00             0.00
B3-1                           0.00               6.62500                0.00          0.00              0.00             0.00
B3-2                           0.00              6.625000                0.00          0.00              0.00             0.00
B3-3                           0.00              6.625000                0.00          0,00              0.00             0.00
B4                     1,320,528.58              6.625000            7,290.42          0.00              0.00         7,290.42
B5                     3,169,268.97              6.625000           17,497.01          0.00              0.00        17,497.01
B6                     1,584,634.52              6.625000            8,748.50          0.00              0.00         8,748.50
B7                   1,646,082.38 1              6.625000            9,087.75          0.00              0.00         9,087.75
---------------------------------------------------------------------------------------------------------------------------------
Totals               364,009,934.15                              2,037,396.43          0.00              0.00     2,037,396.43
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                        Net
                     Prepayment     Unscheduled
                         Int          Interest
    Class             Shortfall      Adjustment     Interest Paid
-----------------------------------------------------------------
A1                      0.00             0.00              0.00
A2                      0.00             0.00         83,780.48
A3                      0.00             0.00              0.00
A4                      0.00             0.00              0.00
A5                      0.00             0.00        163,123.48
A6                      0.00             0.00        293,553.75
A7                      0.00             0.00        437,551.87
A8                      0.00             0.00        199,835.51
A9                      0.00             0.00        301,586.56
A10                     0.00             0.00        230,301.56
A11                     0.00             0.00        131,594.58
PO                      0.00             0.00              0.00
X                       0.00             0.00         44,081.61
AR                      0.00             0.00              0.00
------------------------------------------------------------------
M                       0.00             0.00         46,103.74
Bl                      0.00             0.00         51,734.61
Bl-1                    0.00             0.00         41,388.36
Bl-2                    0.00             0.00         10,346.25
B2                      0.00             0.00         11,525.00
B3                      0.00             0.00              0.00
B3-1                    0.00             0.00              0.00
B3-2                    0.00             0.00              0.00
B3-3                    0.00             0.00              0.00
B4                      0.00             0.00          7,290.42
B5                      0.00             0.00         17,497.01
B6                      0.00             0.00          8,748.50
B7                      0.00             0.00          9,087.75
-------------------------------------------------------------------

Totals                  0.00             0.00      2,037,396.43
-------------------------------------------------------------------



                                                               CWMBS INC
                                                  MORTGAGE PASS THROUGH CERTIFICATES
                                                            SERIES 1993-12

                                                      Current Payment Information
                                                          Factors per $1, 000


----------------------------------------------------------------------------------------------------------------------------------
                                                Original             Beginning Cert.          Principal
Class               Cusip                  Certificate Balance      Notional Balance       Distribution      Interest Distribution
----------------------------------------------------------------------------------------------------------------------------------
Al                126690LD6                    84,246,000.00             0.000000000        0.000000000          0.000000000
A2                126690LE4                    39,729,000.00           421.759799399       11.818474460          2.108798997
A3                12669OLFI                    25,024,000.00             0.000000002        0.000000000          0.000000000
A4                126690LG9                    19,864,000.00             0.000000000        0.000000000          0.000000000
A5                126690LH7                    47,274,000.00           690.119236834       19.338392579          3.450596184
A6                126690LJ3                    55,915,000.00         1,000.000000000        0.000000000          5.250000000
A7                126690LKO                    81,405,000.00         1,000.000000000        0.000000000          5.375000000
A8                126690LL8                    89,518,516.00           297.644957598        4.067783388          2.232337182
A9                126690LM6                    54,627,000.00         1,000.000000000        0.000000000          5.520833333
Al0               126690LN4                    41,715,000.00         1,000.000000000        0.000000000          5.520833333
A11               126690LP9                    23,836,000.00         1,000.000000000        0.000000000          5.520833333
PO                126690LQ7                     4,458,588.00           663.143088344        4.668392370          0.000000000
X                 126690LR5                   279,944,151.15           552.546343207        0.000000000          0.157465745
AR                12669OLS3                         1,000.00             0.000000000        0.000000000          0.000000000
----------------------------------------------------------------------------------------------------------------------------------

M                 126690LX2                     8,911,594.00           937.078842521        2.789078471          5.173456110
Bl                                             10,000,000.00           937.079760000        2.789081000          5.173461000
Bl-1              12669OLTI                     8,000,137.00           937.078842521        2.789078471          5.173456110
Bl-2              12669OLTI                     1,999,863.00           937.083431736        2.789092130          5.173481446
B2                126690LU8                     2,227,707.00           937.083431736        2.789092130          5.173481446
B3                                              1,415,587.00             0.000000000        0.000000000          0.000000000
B3-1              12669OLV6                     1,061,691.00             0.000000000        0.000000000          0.000000000
B3-2              126690LV6                       265,422.00             0.000000000        0.000000000          0.000000000
B3-3              126690LV6                        88,474.00             0.000000000        0.000000000          0.000000000
B4                12669OLW4                     1,409,190.00           937.083416405        2.789092085          5.173481361
B5                126690PB6                     3,594,394.00           881.725533909        2.624327423          4.867859718
B6                126690PC4                     1,797,197.00           881.725551844        2.624327477          4.867859817
B7                126690PD2                     2,096,729.15           785.071536496        2.336650900          4.334249108
----------------------------------------------------------------------------------------------------------------------------------
Totals                                        599,065,502.15           607.629604515        3.089201270          3.400957696
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------
               Ending Certificate      Pass Through
Class          Notional Balance          Rate (%)
----------------------------------------------------
Al                  0.000000000           5.500000
A2                409.941324939           6.000000
A3                  0.000000002           6.000000
A4                  0.000000000           5.850000
A5                670.780844255           6.000000
A6              1,000.000000000           6.300000
A7              1,000.000000000           6.450000
A8                293.577174210           9.000000
A9              1,000.000000000           6.625000
Al0             1,000.000000000           6.625000
A11             1,000.000000000           6.625000
PO                658.474695974           0.000000
X                 550.223820420           0.341978
AR                  0.000000000           6.625000
----------------------------------------------------

M                 934.289764050           6.625000
Bl                934.290679000           6.625000
Bl-1              934.289764050           6.625000
Bl-2              934.294339606           6.625000
B2                934.294339606           6.625000
B3                  0.000000000           0.000000
B3-1                0.000000000           6.625000
B3-2                0.000000000           6.625000
B3-3                0.000000000           6.625000
B4                934.294324320           6.625000
B5                879.101206485           6.625000
B6                879.101224367           6.625000
B7                782.734885596           6.625000
----------------------------------------------------
Totals            604.540403212
----------------------------------------------------




                                                            CWMBS INC
                                               MORTGAGE PASS THROUGH CERTIFICATES
                                                         SERIES 1993-12
Pool Level Data                                                                                                          4/25/00

Distribution Date                                                                                                        12/1/93
Cut-off Date                                                                                                              4/1/00
Determination Date                                                                                                        3/1/00
Accrual Period                              Begin                                                                         4/1/00
                                            End
Number of Days in Accrual Period                                                                                              31
---------------------------------------------------------------------------------------------

                                   Collateral Information
---------------------------------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                                        0.00

Beginning Aggregate Pool Stated Principal Balance                                                                 364,009,932.31
Ending Aggregate Pool Stated Principal Balance                                                                    362,159,298.17

Beginning Aggregate Certificate Stated Principal Balance                                                          364,009,934.14
Ending Aggregate Certificate Stated Principal Balance                                                             362,159,300.22

Beginning Aggregate Loan Count                                                                                              1246
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                7
Ending Aggregate Loan Count                                                                                                 1239

Beginning Weighted Average Loan Rate (WAC)                                                                             6.967758%
Ending Weighted Average Loan Rate (WAC)                                                                                6.968026%

Beginning Net Weighted Average Loan Rate                                                                               6.716508%
Ending Net Weighted Average Loan Rate                                                                                  6.716776%

Weighted Average Maturity (WAM) (Months)                                                                                     283

Servicer Advances                                                                                                      17,718.00

Aggregate Pool Prepayment                                                                                           1,274,645.84
Pool Prepayment Rate                                                                                                  4.1220 CPR
---------------------------------------------------------------------------------------------

                                  Certificate Information
---------------------------------------------------------------------------------------------
Group 1

Senior Percentage                                                                                                 92.3751620081%
Senior Prepayment Percentage                                                                                      96.9500648032%

Subordinate Percentage                                                                                             7.6248379919%
Subordinate Prepayment Percentage                                                                                  3.0499351968%

Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  3,962,670.22
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00

Total Deposits                                                                                                      3,9629670.22

Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       118,721.46
Payment of Sub Servicer Fees                                                                                                0.00
Payment of Other Fees                                                                                                  75,019.02
Payment of Insurance Premium (s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                                      0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                   3,888,030.37

Total Withdrawals                                                                                                   4,0819770.85

Ending Balance                                                                                                        -44,081.61

Prepayment Compensations
Total Gross Prepayment Interest Shortfall                                                                               1,195.56
Compensation for Gross PPIS from Servicing Fees                                                                         1,195.56
Other Gross PPIS Compensation                                                                                               0.00

Total Net PPIS (Non-Supported PPIS)                                                                                         0.00

Master Servicing Fees Paid                                                                                            118,721.46
Sub Servicing Fees Paid                                                                                                     0.00
Insurance Premiums Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                       0.00
Other Fees Paid                                                                                                        75,019.02

Total Fees                                                                                                            193,740.48




------------------------------------------

         Delinquency Information
------------------------------------------
Group I

Delinquency                                30 - 59 Days              60 - 89 Days               90+ Days                  Totals
Scheduled Principal Balance                1,601,556.40                      0.00             223,356.65            1,824,913.05
Percentage of Total Pool Balance              0.442224%                 0.000000%              0.061674%               0.503898%
Number of Loans                                       5                         0                      1                       6
Percentage of Total Loans                     0.403551%                 0.000000%              0.080710%               0.484262%

Foreclosure

Scheduled Principal Balance                        0.00                      0.00                   0.00                    0.00
Percentage of Total Pool Balance              0.000000%                 0.000000%              0.000000%               0.000000%
Number of Loans                                       0                         0                      0                       0
Percentage of Total Loans                     0.000000%                 0.000000%              0.000000%               0.000000%

Bankruptcy

Scheduled Principal Balance                        0.00                      0.00                   0.00                    0.00
Percentage of Total Pool Balance              0.000000%                 0.000000%              0.000000%               0.000000%
Number of Loans                                       0                         0                      0                       0
Percentage of Total Loans                     0.000000%                 0.000000%              0.000000%               0.000000%

REO
Scheduled Principal Balance                        0.00                      0.00                   0.00              650,582.92
Percentage of Total Pool Balance              0.000000%                 0.000000%              0.000000%               0.179640%
Number of Loans                                       0                         0                      0                       1
Percentage of Total Loans                     0.000000%                 0.000000%              0.000000%               0.080710%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                 171,869.89




-------------------------------------------------------------------------------------------------------
                             Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------------------------


Protection                                                                                      Original                 Current
Bankruptcy Loss                                                                               158,454.00                    0.00
Bankruptcy Percentage                                                                          0.026450%               0.000000%
Credit/Fraud Loss                                                                          11,981,310.04                    0.00
Credit/Fraud Loss Percentage                                                                   2.000000%               0.000000%
Special Hazard Loss                                                                         8,534,380.00            5,817,744.71
Special Hazard Loss Percentage                                                                 1.424616%               1.606405%

Credit Support                                                                                  Original                 Current

Class A                                                                                   567,613,104.00          334,711,512.87
Class A Percentage                                                                            94.749756%              92.421073%

Class M                                                                                     8,911,594.00            8,326,011.06
Class M Percentage                                                                             1.487583%               2.298991%

Class B1                                                                                    8,000,137.00            7,474,446.11
Class B1 Percentage                                                                            1.335436%               2.063856%

Class B1                                                                                    1,999,863.00            1,868,460.68
Class B1 Percentage                                                                            0.333830%               0.515922%

Class B2                                                                                    2,227,707.00            2,081,334.04
Class B2 Percentage                                                                            0.371864%               0.574701%

Class B3                                                                                    1,061,691.00                    0.00
Class B3 Percentage                                                                            0.177225%               0.000000%

Credit Support                                                                                  Original                 Current

Class B3                                                                                      265,422.00                    0.00
Class B3 Percentage                                                                            0.044306%               0.000000%

Class B3                                                                                       88,474.00                    0.00
Class B3 Percentage                                                                            0.014769%               0.000000%

Class B4                                                                                    1,409,190.00            1,316,598.22
Class B4 Percentage                                                                            0.235231%               0.363541%

Class B5                                                                                    3,594,394.00            3,159,836.10
Class B5 Percentage                                                                            0.600000%               0.872499%

Class B6                                                                                    1,797,197.00            1,579,918.08
Class B6 Percentage                                                                            0.300000%               0.436249%

Class B7                                                                                    2,096,729.15            1,641,183.05
Class B7 Percentage                                                                            0.350000%               0.453166%
